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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 17, 2000, (except with respect to the matters discussed in Notes 9 and 10, as to which the date is July 31, 2000), and to all references to our Firm included in or made a part of this Registration Statement No. 333-31032.

/s/ Arthur Andersen LLP

Ann Arbor, Michigan
  August 3, 2000